    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 19, 2001

                          REGISTRATION NO. 333-________

===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                           ART TECHNOLOGY GROUP, INC.
               (Exact name of issuer as specified in its charter)



          DELAWARE                                           04-3141918
(State or other jurisdiction of                             (I.R.S. Employer
 incorporation or organization)                          Identification Number)


25 FIRST STREET, CAMBRIDGE, MA                                   02141
(Address of Principal Executive Offices)                       (Zip Code)

                   ANENDED AND RESTATED 1996 STOCK OPTION PLAN
                            (Full title of the Plan)

                                PAUL G. SHORTHOSE
                             CHIEF EXECUTIVE OFFICER
                           ART TECHNOLOGY GROUP, INC.
                                 25 FIRST STREET
                               CAMBRIDGE, MA 02141
                     (Name and address of agent for service)

                                 (617) 386-1000
          (Telephone number, including area code, of agent for service)

 =========================== ===================== ======================== ========================= ===================
                                                      Proposed maximum          Proposed maximum           Amount of
     Title of securities          Amount to            Offering price          Aggregate offering        registration
      to be registered          be Registered             per share                  price                    fee
 --------------------------- --------------------- ------------------------ ------------------------- -------------------
   Common Stock, $0.01 par
            value              6,000,000 shares           $1.78 (1)               $10,680,000               $2,670
 =========================== ===================== ======================== ========================= ===================

(1) Estimated solely for the purpose of calculating the registration fee, and based upon the average of the high and low prices of the Common Stock on the Nasdaq National Market on November 12, 2001 in accordance with Rules 457(c) and 457(h) of the Securities Act of 1933, as amended.

                     STATEMENT OF INCORPORATION BY REFERENCE

     This Registration Statement on Form S-8 incorporates by reference the contents of the Registration Statement on Form S-8 (File No. 333-78333) filed by the Registrant on July 20, 1999, relating to the Registrant's Amended and Restated 1996 Stock Option Plan.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on the 15th day of November, 2001.

                                           ART TECHNOLOGY GROUP, INC.


                                           By: /S/ PAUL G. SHORTHOSE
                                            -----------------------------------
                                            Paul G. Shorthose
                                            President and
                                            Chief Executive Officer

                        POWER OF ATTORNEY AND SIGNATURES

     We, the undersigned officers and directors of Art Technology Group, Inc., hereby severally constitute Joseph T. Chung, Linda Handman and Mark L. Johnson, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, any and all subsequent amendments to said Registration Statement on Form S-8, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Art Technology Group, Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.




SIGNATURE                        TITLE                                        DATE
/S/ PAUL G. SHORTHOSE            President and Chief Executive                November 15, 2001
Paul G. Shorthose                Officer (Principal Executive
                                 Officer)

/S/ EDWARD TERINO                Chief Financial Officer                      November 13, 2001
Edward Terino                    (Principal Financial and
                                 Accounting Officer)

/S/ JEET SINGH                   Chief Strategy Officer and Co-               November 15, 2001
Jeet Singh                       Chairman of the Board


/S/ JOSEPH T. CHUNG              Chief Technology Officer,                    November 15, 2001
Joseph T. Chung                  Treasurer and Co-Chairman of
                                 the Board

/S/ SCOTT A. JONES               Director                                     November 13, 2001
Scott A. Jones


/S/ THOMAS N. MATLACK            Director                                     November 13, 2001
Thomas N. Matlack


/S/ ILENE H. LANG                Director                                     November 13, 2001
Ilene H. Lang

                                  EXHIBIT INDEX

EXHIBIT
NUMBER    DESCRIPTION

 4.1      Amended and Restated 1996 Stock Option Plan
 5        Opinion of Hale and Dorr LLP
23.1      Consent of Arthur Andersen LLP
23.2      Consent of Hale and Dorr LLP (included in Exhibit 5)
24 Power of Attorney (included on the signature page of this Registration Statement)